EXHIBIT 5(a)








                                November 26, 2003



General Motors Corporation
767 Fifth Avenue
New York, New York   10153-0075

Gentlemen:


         As Attorney, Legal Staff of General Motors (GM), I am familiar with the Registration Statement, dated November 26, 2003, being filed by GM with the Securities and Exchange Commission, relating to $20,000,000.00 of Deferred Compensation Obligations, to be registered for the GMAC Mortgage Group Deferred Compensation Plan for Executive Employees (the "Plan").

         It is my opinion that the Deferred Compensation Obligations to be registered, when sold or issued hereafter in accordance with the provisions of said Plan, in accordance with Delaware law and upon payment of the consideration for such obligations as contemplated by said Plan, will be validly and legally binding obligations of the Corporation in accordance with and subject to the terms of the Plan.

         I hereby consent to the use of this opinion as Exhibit 5(a) of the abovementioned Registration Statement, the use of my name in such Registration Statement, and the use of my name in the related prospectus under the heading "Legal Opinion".



                                            Very truly yours,




                                            /s/MARTIN I. DARVICK
                                            ----------------------
                                           Martin I. Darvick
                                           Attorney, Legal Staff


















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